Exhibit 10.3

IRIDIUM COMMUNICATIONS INC.
2015 EQUITY INCENTIVE PLAN
AMENDED AND RESTATED PERFORMANCE SHARE PROGRAM
ADOPTION DATE: FEBRUARY 13, 2019
1.Purpose. The Iridium Communications Inc. Amended and Restated Performance Share Program (the “A&R Program”), established under the amended and restated Iridium Communications Inc. 2015 Equity Incentive Plan (the “2015 Plan”), is intended to provide equity incentive compensation to individuals who make a significant contribution to the performance of Iridium Communications Inc. (the “Company”). A&R Program objectives are to: (i) focus key Employees on achieving specific performance targets; (ii) reinforce a team-oriented approach; (iii) provide significant award potential for achieving outstanding performance; and (iv) enhance the ability of the Company to attract and retain highly talented and competent individuals.
2.    Effective Date. This A&R Program shall be effective as of the Adoption Date set forth above and shall only apply to awards granted after the Adoption Date. For the avoidance of doubt, this A&R Program shall not apply to or affect in any way any awards granted pursuant to the Company’s Performance Share Program in effect prior to the Adoption Date.
3.    Definitions.
Defined terms not explicitly defined in this A&R Program but defined in the 2015 Plan will have the same definitions as in the 2015 Plan.
(a)    “Actual Award” means the number of Shares ultimately credited to a Designated Participant under the A&R Program at the end of a Performance Period based on achievement of applicable Performance Goals and Other Performance Goals, which may be subject to a subsequent additional vesting period set forth in the Award Agreement approved for use by the Committee under the A&R Program.
(b)    “Board” means the Board of Directors of the Company.
(c)    “Certification Date” means the date on which the Committee certifies whether the Performance Goals for a particular Performance Period have been met and whether any reductions in the Maximum Awards should be made on account of the degree of achievement of the Other Performance Goals. Absent extraordinary circumstances that delay the finalization of the Company’s audited financial statements for the Performance Period beyond March 14 of the year following the close of such Performance Period, the Certification Date will be no later than March 15 of the year following the close of the Performance Period.
(d)    “Committee” means the Compensation Committee of the Board (or subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the 2015 Plan.
(e)    “Disability” means, with respect to a Designated Participant, the inability of such Designated Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Section 22(e)(3) and 409A(a)(2)(C)(i) of the Code.
(f)    “Designated Participant” means a key Employee of the Company or any other Affiliate who is designated by the Committee in writing to participate in the A&R Program.
(g)    “Employee” means any person treated as an employee (including an officer or a member of the Board who is also treated as an employee) in the records of the Company or an Affiliate.
(h)    “Maximum Award” means a “restricted stock unit award” that covers the maximum number of Shares that may be credited to a Designated Participant under the A&R Program in respect of a specified Performance Period if the applicable Performance Goals are achieved at the levels set by the Committee during the applicable Performance Period, if no exercise of negative discretion occurs as a result of the application of the Other Performance Goals, and if the Designated Participant continues to render service to the Company or any other Affiliate during the entire Performance Period, through the Certification Date and any subsequent vesting period thereafter.
(i)    “Other Performance Goal” means a Performance Goal established by the Committee under the 2015 Plan that may or may not be based on one or more of the expressly specified Performance Criteria set forth in Section 13(oo) of the 2015 Plan.
(j)    “Performance Goal” means a Performance Goal established by the Committee under the 2015 Plan that is based on one or more of the expressly specified Performance Criteria set forth in Section 13 (oo) of the 2015 Plan.
(k)    “Performance Period” means the period of time selected by the Committee over which the attainment of one or more Performance Goals and Other Performance Goals will be measured for the purpose of determining a Designated Participant’s right to an Actual Award. At the discretion of the Committee, a Performance Period may be divided into shorter periods (e.g., fiscal years of the Company) over which the attainment of one or more Performance Goals or Other Performance Goals will be measured.
(l)    “Target Award” means the target number of Shares that would be credited to a Designated Participant under the A&R Program in respect of the Performance Period if the Performance Goals are achieved at a target level specified by the Committee and the Other Performance Goals are achieved. The Maximum Award is calculated by reference to the Target Award.
4.    How Awards Are Earned Under the A&R Program.
(a)    General A&R Program Description. The A&R Program provides the opportunity for certain key Employees to earn Shares based on the performance of the Company. In general, the Committee will select certain key Employees to participate in the A&R Program at the beginning of the Performance Period. Upon selection to participate in the A&R Program, each such Designated Participant will be granted a Maximum Award reflecting the maximum number of Shares that the Designated Participant will be eligible to earn and vest in as an Actual Award if (i) specified levels of applicable Performance Goals are achieved during the Performance Period, (ii) the Committee does not reduce the Maximum Award on account of the degree of achievement of the Other Performance Goals, and (iii) the Designated Participant continues to be employed by the Company or any other Affiliate during the entire Performance Period and through the Certification Date and any subsequent additional vesting period. If the Committee does reduce the Maximum Award on account of the degree of achievement of applicable Other Performance Goals, the Actual Award for the Designated Participant will be the applicable portion (or none) of the Shares subject to the Maximum Award. If the specified minimum levels of the Performance Goals are not achieved during the Performance Period, the Designated Participant will forfeit his entire Maximum Award and not receive any Actual Award. The maximum number of Shares that a Designated Participant may receive as an Actual Award will in no event exceed the Maximum Award. In no event may the Maximum Award for any Designated Participant granted during a calendar year exceed 3,000,000 Shares.
(b)    Designated Participants. Each key Employee of the Company or any other Affiliate who is designated by the Committee in writing for participation in the A&R Program for a particular Performance Period will be eligible for a Maximum Award (in a size determined by the Committee) with respect to such Performance Period. The Committee may designate a key Employee who commences service after the beginning of a particular Performance Period as eligible to receive a prorated Maximum Award for such Performance Period. The determination as to whether an individual is a Designated Participant will be made by the Committee, in its sole discretion, and such determination will be binding and conclusive on all persons.
No Employee will have any right to (i) be a Designated Participant in the A&R Program in the current or any future year, (ii) continue as an Employee, or (iii) be granted a Maximum Award or Actual Award under the A&R Program. The Company is not obligated to give uniform treatment (e.g., number of Shares subject to Maximum Awards) to Employees or Designated Participants under the A&R Program. Participation in the A&R Program as to a particular Performance Period does not convey any right to participate in the A&R Program as to any other Performance Period.
(c)    Performance Goals and Other Performance Goals. The Performance Goals and Other Performance Goals, if applicable, for a particular Performance Period, and their relative weights, will be determined by the Committee, in its sole discretion. The Committee also may establish, in its sole discretion, Performance Goals and Other Performance Goals for annual, quarterly or other periods within the applicable Performance Period. The Performance Goals and Other Performance Goals for a Performance Period or for shorter periods within a Performance Period are not required to be identical to the Performance Goals and Other Performance Goals for any other Performance Period or shorter period within a Performance Period. The Committee may establish Performance Goals and Other Performance Goals for the Company that differ from those established for one or more other Affiliates and may establish different Performance Goals and Other Performance Goals for each Designated Participant or for groups of Designated Participants.
5.    Other A&R Program Provisions.
(a)    Distribution of Shares in Respect of Actual Awards. Assessment of actual performance, determination of Actual Awards and the distribution of Shares in respect of Actual Awards will be subject to (i) certification by the Committee that the applicable Performance Goals and other terms of the A&R Program have been met, (ii) the Committee’s determination as to the appropriate reductions, if any, in the amounts of the Maximum Awards in arriving at the amounts of the Actual Awards, based on the levels of achievement of applicable Other Performance Goals, and (iii) the completion of any subsequent additional vesting period. Unless an Actual Award provides otherwise, Shares that are credited to a Designated Participant as an Actual Award will generally be distributed to the Designated Participant (or the Designated Participant’s heirs in the case of death) within 30 days following the applicable vesting date. Notwithstanding the foregoing, if the Company has provided a Designated Participant with a plan or program by which to defer distribution of such Shares and the Designated Participant has made an effective election to defer such distribution under such plan or program, such Shares will be distributed to the Designated Participant (or the Designated Participant’s heirs in the case of death) in accordance with such election. The Company may, but is not required to, withhold Shares otherwise deliverable to the Designated Participant in satisfaction of any federal, state or local tax withholding obligation relating to the delivery of Shares under the Actual Award, but the number of Shares so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
(b)    Employment and Termination. In order to earn Shares in respect of an Actual Award under the A&R Program, a Designated Participant must be employed by the Company or any other Affiliate during the entire Performance Period, through the Certification Date, and for any subsequent additional vesting period, except as otherwise provided under the terms of the applicable Award Agreement.
(c)    No Employment or Service Rights. Nothing in the A&R Program or any instrument executed or any Maximum Award or Actual Award granted pursuant to the A&R Program will (i) confer upon any Employee or Designated Participant any right to continue to be retained in the employ or service of the Company or any other Affiliate, (ii) change the at-will employment relationship between the Company or any other Affiliate and an Employee or Designated Participant, or (iii) interfere with the right of the Company or any other Affiliate to discharge any Employee, Designated Participant or other person at any time, with or without cause, and with or without advance notice.
(d)    A&R Program Administration. The Committee will be responsible for all decisions and recommendations regarding A&R Program administration and retains final authority regarding all aspects of A&R Program administration, the resolution of any disputes, and application of the A&R Program in any respect to a Designated Participant. All determinations and interpretations made by the Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons. The Committee may, without notice, amend, suspend or terminate the A&R Program; provided, however, that no such action may adversely affect any then outstanding Actual Award unless (i) expressly provided by the Committee and (ii) with the consent of the Designated Participant, unless such action is necessary to comply with any applicable law, regulation or rule or any applicable future law, regulation, interpretation, ruling, or judicial decision.
(e)    Restricted Stock Units; Stockholder Rights. Awards granted under this A&R Program are “restricted stock units”. As such, no Designated Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to a Maximum Award or an Actual Award (including, without limitation, the right to receive dividends) unless and until such Designated Participant has received an Actual Award under the A&R Program, has vested in the Shares subject to the Actual Award and has received delivery of such Shares.
(f)    Validity. If any provision of the A&R Program is held invalid, void, or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provision of the A&R Program.
(g)    Governing Plan Document. The A&R Program is subject to all the provisions of the 2015 Plan and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted by the Committee, the Board or the Company pursuant to the 2015 Plan. In the event of any conflict between the provisions of this A&R Program and those of the 2015 Plan, the provisions of the 2015 Plan will control.
(h)    Recovery. Any amounts paid under this A&R Program will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any plan of or agreement with the Company.